Exhibit (h)(2)(iv)

AMENDMENT TO AMENDED AND RESTATED MASTER ADMINISTRATION AGREEMENT

This Amendment to the Amended and Restated Master Administration Agreement is made as of                      (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and Brighthouse Funds Trust I and Brighthouse Funds Trust II, on behalf of their respective management investment companies identified on Schedule A attached thereto and each management investment company made subject to this Agreement in accordance with Section 1 of the Agreement, severally and not jointly (each, a “Trust”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and the Trusts entered into an Amended and Restated Master Administration Agreement dated as of October 1, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A. The third paragraph of Section 6 is hereby amended and restated as follows:

“The Trusts will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Trust expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-PORT, Form N-PX, Form N -MFP, Form N-CEN, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trusts directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trusts; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trusts; costs of Preparation, printing, distribution and mailing, as applicable, of the Trusts’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trusts’ tax returns, Form N-1A, Form N-CSR, Form N-PORT, Form N-PX, Form N-MFP and Form N-CEN, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.”

B.	Section 5, subsections “e.” and “f.” are hereby amended and restated as follows:

“e.	Prepare for review and approval by officers of the Trusts financial information for the Trusts’ semi-annual and annual reports, Form N-Q reports, Form N-CSR reports, Form N-MFP reports and other communications required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders; file annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of “President’s letters” to shareholders and “Management’s Discussion of Trust Performance” (which shall also be subject to review by the Trusts’ legal counsel), provided that the Administrator shall no longer be required hereunder to provide services in respect of Form N-Q reports on and after the compliance date applicable to the Trusts for the filing of Form N-PORT under Rule 30bl-9;”

“f.	Prepare for review by officers of and legal counsel for the Trusts the Trusts’ periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon, provided that the Administrator shall no longer be required hereunder to provide services in respect of the Trusts’s Form N-SAR reports on and after the compliance date applicable to the Trusts for the filing of Form N-CEN under Rule 30a-l;”

C. The following is hereby added to Section 5 immediately following subsection “p.” and prior to the last sentence of Section 5 (“The Administrator shall provide the office facilities ...”):

“The Administrator shall also provide the services as listed on Schedule B, subject to the authorization and direction of the Trusts and, in each case where appropriate, the review and comment by the Trusts’ independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trusts and the Administrator.”

As of the date of this Amendment, Schedule B5 consists of Schedule B5 and Schedule B5(i), and Schedule B6 (including Annex I thereto).

D. Schedule B6 attached hereto as Exhibit 1 is hereby added to the Agreement as Schedule B6.

2.	Notwithstanding the provisions of Section 12(a) of the Agreement, the Trusts agree to be bound to receive from the Administrator the Form N-PORT and Form N-CEN Support Services and the other services as described in Schedule B6 attached hereto for at least twelve (12) months, with such twelve month period starting on the first day of the first required filing month for Form N-PORT. The parties further agree that the foregoing commitment will be deemed the “initial term” for the Form N-PORT and Form N-CEN Support Services and that following the expiration of such initial term the Administrator shall continue to provide the Form N-PORT and Form N-CEN Support Services and the termination provisions of the Section 12(a) will then apply to the Form N-PORT and Form N-CEN Support Services in the same way as such provisions apply to all other services under the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Exhibit 1 and Annex 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

4.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

5.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

BRIGHTHOUSE FUNDS TRUST I AND BRIGHTHOUSE FUNDS TRUST II, ON BEHALF OF THEIR RESPECTIVE MANAGEMENT INVESTMENT COMPANIES IDENTIFIED ON SCHEDULE A, SEVERALLY AND NOT JOINTLY

By:
Name:	Kristi Slavin
Title:	President

STATE STREET BANK AND TRUST COMPANY, as Administrator

By:
Name:	Andrew Erickson
Title:	Executive Vice President

Exhibit 1

Schedule B6

Trust Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Support Services”) and Quarterly Portfolio of Investments Services

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•	Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Trusts (including from any third parties with whom the Trusts will need to coordinate in order to produce such data, documentation, and information), State Street will use required data, documentation, assumptions, information and assistance from the Trust, State Street’s internal systems and, in the case of Trusts not administered by State Street or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Trusts and (ii) annual updates of Form N-CEN for review and approval by the Trust.

•	Each Trust acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•	Following review and final approval by the relevant Trust of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Trust, State Street will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each portfolio (the “Portfolio”) of the Trust(s) as set forth in the attached Annex 1, which shall be executed by State Street and the Trust(s). The Form N-CEN Services will be provided to each Trust as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Trusts and by virtue of an updated Annex 1 that is signed by all parties.

(b)	Quarterly Portfolio of Investments Services:

•	Subject to the receipt of all Required Data, and as a component of the N-PORT and N-CEN Support Services, State Street will use such Required Data from the Trusts, State Street’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of each Trust’s’ first and third fiscal quarter-ends.

•	Following review and final approval by each relevant Trust of each such draft Portfolio of Investments, and at the direction of and on behalf of such Trust, State Street will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Not Applicable

Trust Duties, Representations and Covenants in Connection with (i) Forms N-PORT and N-CEN Support Services, and (ii) Quarterly Portfolio of Investments Service.

The provision of the Services to each Trust by State Street is subject to the following terms and conditions:

1. The Parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data, (ii) information concerning the Trusts or their affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Trusts or its affiliates provide services or is otherwise associated (“Trust Entities”) that is generated or aggregated by State Street in connection with services performed on the Trusts’ behalf or otherwise prepared by State Street (“State Street Data,” together with Required Data, “Data”). State Street’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Trusts shall be as provided in such respective other agreements between State Street and the Trusts relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Trust Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify State Street’s obligations to the Trusts under the Other Trust Agreements.

In connection with the provision of the Form N-PORT and Form N-CEN Support Services, and Quarterly Portfolio of Investments Services (collectively, the “Services”) by State Street, each Trust acknowledges and agrees that it will be responsible for providing State Street with any information requested by State Street, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data and related information to State Street, in formats compatible with State Street-provided data templates including, without limitation, Required Data and the information and assumptions required by State Street in connection with the Trusts reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by State Street, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by State Street for such purposes from time to time, for all Trusts received under services under this Agreement, including but not limited to those to be reported on

Form N-PORT and Form N-CEN (as determined by the Trust), including, without limitation, arranging for the provision of data from third party administrators, prime brokers, custodians, the Trust, its affiliates, and other relevant parties by instruction to the third party from the Trust, or as otherwise required by the third party. If and to the extent that Trust data is already accessible to State Street (or any of its affiliates) in its capacity as administrator to one or more Trusts, State Street and the Trusts will agree on the scope of the information to be extracted from State Street’s or any of its affiliate’s systems for purposes of State Street’s provision of Form N-PORT and Form N-CEN Support Services, and Quarterly Portfolio of Investments Services, subject to the discretion of State Street, and State Street is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-PORT and Form N-CEN Support Services, and Quarterly Portfolio of Investments Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section l(A) above, including but not limited to the Required Data, as may be required in order for State Street to provide the Services.

The following are examples of certain types of information that each Trust is likely to be required to provide pursuant to Sections l(A) and l(B) above, and each Trust hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN or any changes in requirements relating to the provision of Liquidity Risk Measurement Services:

•	SEC filing classification of the Trusts (i.e., small or large filer);

•	Identification of any data sourced from third parties;

•	Identification of any securities reported as Miscellaneous; and

•	Any Explanatory Notes included in N-PORT Section E.

2. Each Trust acknowledges that it has provided to State Street all material assumptions used by the Trusts or that are expected to be used by the Trusts in connection with the completion of Form N-PORT and Form N-CEN, and the provision of the Quarterly Portfolio of Investments Service, and that it has approved all material assumptions to be used by State Street in the provision of the Services prior to the first use of the Services. The Trusts will also be responsible for promptly notifying State Street of any changes in any such material assumptions previously notified to State Street by the Trusts or otherwise previously approved by the Trusts in connection with State Street’s provision of the Services. The Trusts acknowledges that the completion of Form N-PORT and Form N-CEN, and the provision of the Quarterly Portfolio of Investments Service, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;

•	Assumptions necessary in converting data extracts;

•	General operational and process assumptions used by State Street in performing the Services; and

•	Assumptions specific to the Trusts.

Each Trust hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Trusts (and/or State Street on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. Each Trust acknowledges and agrees on the following matters:

(A) Each Trust has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Trusts has determined that the Services are suitable for its purposes. State Street makes no representation or warranty with respect to the foregoing.

(B) Each Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. State Street is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and State Street is not providing any customization, guidance, or recommendations. Where the Trusts uses Services to comply with any law, regulation, agreement, or other Trust obligation, State Street makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and State Street has no obligation of compliance with respect thereto.

(C) Each Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by State Street in connection with the Services and provided by State Street to the Trusts (“Materials”) (a) for the internal business purpose of such Trust relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. A Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with such Trusts (each a “Permitted Person”); provided, however, (i) no Trust may charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to marked or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Trust has separate license rights with respect to the use of such Third Party Data, or (iii) no Trust may use the Services or Materials in any way to compete or enable any third party to compete with State Street. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), none of the Trusts, any of their affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Trust, or any Trust Entity (as defined below) or any Permitted Persons (collectively, including the Trust, “Trust Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data) or Third Party Data contained therein), except with respect to Third Party Data to the extent the relevant Trust has separate license rights with respect to the use of such Third Party Data. Without limitation, Trust Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) The Trusts shall limit the access and use of the Services and the Materials by any Trust Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Trusts shall be responsible and liable for all acts and omissions of any Trust Parties.

(E) The Services, the Materials and all confidential information of State Street (as confidential information is defined in the Administration Agreement and other than Third Party Data and Trust Data), are the sole property of State Street. No Trust has any rights or interests with respect to all or any part of the Services, the Materials or the State Street confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. Each Trust automatically and irrevocably assigns to State Street any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the State Street confidential information, including, for the avoidance of doubt and without limitation, any Trust Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with State Street (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Trust.

(F) State Street may rely on Data used in connection with the Services without independent verification. Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

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ANNEX I

BRIGHTHOUSE

Further to the Amendment dated as of November 14, 2017, to the Amended and Restated Master Administration Agreement dated as of October 1, 2012, between each management investment company identified on Schedule A attached thereto (each, a “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trusts and the Administrator mutually agree to update this Annex 1 by removing/adding/renaming Portfolios as applicable:

N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
Brighthouse Funds Trust I	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

AB Global Dynamic Allocation Portfolio

Allianz Global Investors Dynamic Multi-Asset Plus Portfolio

American Funds Balanced Allocation Portfolio

American Funds Growth Allocation Portfolio

American Funds Growth Portfolio

American Funds Moderate Allocation Portfolio

AQR Global Risk Balanced Portfolio

BlackRock Global Tactical Strategies Portfolio

BlackRock High Yield Portfolio

Brighthouse/Aberdeen Emerging Markets Equity Portfolio (formerly, Met/Aberdeen Emerging Markets Equity Portfolio)

Brighthouse/Artisan International Portfolio (formerly, Met/Artisan International Portfolio)

Brighthouse/Eaton Vance Floating Rate Portfolio (formerly, Met/Eaton Vance Floating Rate Portfolio)

Brighthouse/Franklin Low Duration Total Return Portfolio (formerly, Met/Franklin Low Duration Total Return Portfolio)

Brighthouse/Templeton International Bond Portfolio (formerly, Met/Templeton International Bond Portfolio)

Brighthouse/Wellington Large Cap Research Portfolio (formerly, Met/Wellington Large Cap Research Portfolio)

Brighthouse Asset Allocation 100 Portfolio (formerly, MetLife Asset Allocation 100 Portfolio)

Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Brighthouse Balanced Plus Portfolio (formerly, MetLife Balanced Plus Portfolio)

Brighthouse Small Cap Value Portfolio (formerly, MetLife Small Cap Value Portfolio)

Clarion Global Real Estate Portfolio

ClearBridge Aggressive Growth Portfolio

Harris Oakmark International Portfolio

Invesco Balanced-Risk Allocation Portfolio

Invesco Comstock Portfolio

Invesco Mid Cap Value Portfolio

Invesco Small Cap Growth Portfolio

JPMorgan Core Bond Portfolio

JPMorgan Global Active Allocation Portfolio

JPMorgan Small Cap Value Portfolio

Loomis Sayles Global Markets Portfolio

MetLife Multi-Index Targeted Risk Portfolio

MFS Research International Portfolio

Morgan Stanley Mid Cap Growth Portfolio

Oppenheimer Global Equity Portfolio

PanAgora Global Diversified Risk Portfolio

PIMCO Inflation Protected Bond Portfolio

PIMCO Total Return Portfolio

Pyramis Government Income Portfolio

Pyramis Managed Risk Portfolio

Schroders Global Multi-Asset Portfolio

SSGA Growth and Income ETF Portfolio

SSGA Growth ETF Portfolio

T. Rowe Price Large Cap Value Portfolio

T. Rowe Price Mid Cap Growth Portfolio

Wells Capital Management Mid Cap Value Portfolio

Brighthouse Funds Trust II	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Baillie Gifford International Stock Portfolio

BlackRock Bond Income Portfolio

BlackRock Capital Appreciation Portfolio

BlackRock Ultra-Short Term Bond Portfolio (formerly, BlackRock Money Market Portfolio)

Brighthouse/Artisan Mid Cap Value Portfolio (formerly, Met/Artisan Mid Cap Value Portfolio)

Brighthouse/Dimensional International Small Company Portfolio (formerly, Met/Dimensional International Small Company Portfolio)

Brighthouse/Wellington Balanced Portfolio (formerly, Met/Wellington Balanced Portfolio)

Brighthouse/Wellington Core Equity Opportunities Portfolio (formerly, Met/Wellington Core Equity Opportunities Portfolio)

Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Brighthouse Asset Allocation 20 Portfolio (formerly, MetLife Asset Allocation 20 Portfolio)

Brighthouse Asset Allocation 40 Portfolio (formerly, MetLife Asset Allocation 40 Portfolio)

Brighthouse Asset Allocation 60 Portfolio (formerly, MetLife Asset Allocation 60 Portfolio)

Brighthouse Asset Allocation 80 Portfolio (formerly, MetLife Asset Allocation 80 Portfolio)

Frontier Mid Cap Growth Portfolio

Jennison Growth Portfolio

Loomis Sayles Small Cap Core Portfolio

Loomis Sayles Small Cap Growth Portfolio

MetLife Aggregate Bond Index Portfolio (formerly, Barclays Aggregate Bond Index Portfolio)

MetLife Mid Cap Stock Index Portfolio

MetLife MSCI EAFE Index Portfolio (formerly, MSCI EAFE Index Portfolio)

MetLife Russell 2000 Index Portfolio (formerly, Russell 2000 Index Portfolio)

MetLife Stock Index Portfolio

MFS Total Return Portfolio

MFS Value Portfolio

MFS Value Portfolio II

Neuberger Berman Genesis Portfolio

T. Rowe Price Large Cap Growth Portfolio

T. Rowe Price Small Cap Growth Portfolio

Van Eck Global Natural Resources Portfolio

Western Asset Management Strategic Bond Opportunities Portfolio

Western Asset Management U.S. Government Portfolio

N-CEN Services
Brighthouse Funds Trust I

Brighthouse Funds Trust II

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

BRIGHTHOUSE FUNDS TRUST I AND BRIGHTHOUSE FUNDS TRUST II, ON BEHALF OF THEIR RESPECTIVE MANAGEMENT INVESTMENT COMPANIES IDENTIFIED ON SCHEDULE A, SEVERALLY AND NOT JOINTLY	STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:
Address:
By:
Name:	Date:
Title:
Address:

Date: